FIRST QUARTER 2015
CONFERENCE CALL AND WEBCAST



MANUFACTURING*THE*FUTURE

WWW.3DSYSTEMS.COM| NYSE:DDD

PRESENTERS

Stacey Witten	• Vice President, Investor Relations
Avi Reichental	• President & Chief Executive Officer
Ted Hull	• Executive Vice President & Chief Financial Officer
Andy Johnson	• Executive Vice President & Chief Legal Officer

WELCOME WEBCAST VIEWERS

To listen to the conference via phone and to ask questions during our Q&A session, please dial:

- **1-877-407-8291 in the United States**
- **1-201-689-8345 from outside the United States**

FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "hope," "expects," "intends," "plans," "anticipates," "contemplates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described on this message including those set forth below. In addition, we undertake no obligation to update or revise any forward-looking statements to reflect events, circumstances, or new information after the date of the information or to reflect the occurrence or likelihood of unanticipated events, and we disclaim any such obligation.

Forward-looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown risks, uncertainties, assumptions, and other factors, many of which are beyond our control, that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. 3D System's actual results could differ materially from those stated or implied in forward-looking statements. Past performance is not necessarily indicative of future results. We do not intend to update these forward looking statements even though our situation may change in the future. Further, we encourage you to review the risks that we face and other information about us in our filings with the SEC, including our Annual Report on Form 10-K. These are available at www.SEC.gov.

OPERATING RESULTS

Avi Reichental
President & CEO



MANUFACTURING*THE*FUTURE

Q1 2015 OVERVIEW

Revenue of $160.7 million, GAAP loss of $0.12 per share and non-GAAP earnings of $0.05 per share

Revenue growth of 9% over the comparable quarter, representing a 17% increase on a constant currency basis

Severe currency headwinds, macroeconomic weakness and certain application and performance issues with metal and nylon printers reduced sales of design and manufacturing printers and materials and resulted in a decline in organic revenue of 7% compared to total revenue in the first quarter of 2014

Consumer revenue grew 65% on a 169% consumer printer units increase on stronger consumer printers demand

Service revenue increased 31% to $61 million primarily on expanded healthcare and software services

All comparisons are as compared to first quarter 2014 unless otherwise noted

REVENUE HIGHLIGHTS

First Quarter


$ in millions
Design & Manufacturing
$144.8
$138.1
Consumer
$15.9
$9.7
2015
2014
5%
65%

Design & Manufacturing revenue shouldered the bulk of an industry level pause in customer purchases of 3D printers and materials

Consumer revenue increased on greater demand for the company's new Cube and Cube Pro 3D printers and Sense scanners

STRENGTH IN CERTAIN VERTICALS







Direct Metal

Metals revenue increased 39% on a 46% increase in printer units. Certain performance issues coupled with an industry level pause resulted in sequential decline.

Healthcare

Expanded products and services portfolio from acquired businesses drove a revenue increase of 38% to $30 million, despite delayed purchases of 3D printers and materials.

Software

Software revenue increased 53% on greater contributions from products and services. Acquired Cimatron in February, which contributed a partial quarter of revenue.

REVENUE BY GEOGRAPHY


$ in millions
Q1 Revenue Growth
$100
$80
$60
$40
$20
$0
27%
2%
(20%)
Americas
EMEA
Asia-Pac
2014
2015

Americas revenue expanded primarily from rising demand for expanding products and services.

Macroeconomic factors, including adverse currency rates, restricted EMEA revenue growth for the quarter.

APAC shouldered the effects of decline of the Yen relative to the US Dollar as well as other region specific economic weakness.

FINANCIAL REVIEW

Ted Hull
Executive Vice President & CFO



MANUFACTURING*THE*FUTURE

FIRST QUARTER GAAP OPERATING RESULTS

$ in millions, except earnings per share

Drivers	Q1 2015	Q1 2014	% Change Favorable/ (Unfavorable)
Revenue	$ 160.7	$ 147.8	8.8%
Gross Profit	$ 79.0	$ 75.5	4.7%
Gross Profit Margin	49.1%	51.1%	(3.8%)
Operating Expenses	$ 96.5	$ 66.0	(46.3%)
% of Revenue	60.0%	44.6%	
Operating Income	($17.5)	$ 9.5	(284.1%)
% of Revenue	(10.9%)	6.4%	
3DS Net Income	($13.2)	$ 4.9	(370.3%)
% of Revenue	(8.2%)	3.3%	
Diluted Earnings Per Share	($0.12)	$ 0.05	(340.0%)

NON-GAAP RECONCILIATION

($ in millions, except per share amounts)	2015	2014
GAAP net income	($ 13.2)	$ 4.9
Cost of sales adjustments:		
Amortization of intangibles	$ 0.1	$ 0.1
Operating expense adjustments:		
Amortization of intangibles	$ 14.4	$ 9.1
Acquisition and severance expenses	$ 3.2	$ 1.0
Non-cash stock-based compensation expense	$ 10.3	$ 7.3
Other expense adjustments:		
Non-cash interest expense	—	$ 0.1
Tax effect	($ 9.7)	($ 7.4)
Non-GAAP net income	$ 5.2	$ 15.1
Non-GAAP diluted earnings per share	$ 0.05	$ 0.15

- Tables may not foot due to rounding

We use non-GAAP financial measures of adjusted net income and adjusted earnings per share to supplement our unaudited condensed consolidated financial statements presented on a GAAP basis to facilitate a better understanding of the impact that several strategic acquisitions had on our financial results.

REVENUE BY CATEGORY

FIRST QUARTER



$ in millions
$70
$60
$50
$40
$30
$20
$10
$0
3%
(8%)
31%
Products
Materials
Services
2014
2015

Curtailed spending by OEMs during the quarter constrained revenue growth from product sales.

Decreased printer sales and curbed utilization resulted in a reduction in materials revenue.

Increased services revenue was driven by healthcare and software expansion.

GROSS PROFIT MARGIN

$ in millions

First Quarter						
	2015		**2014**		**Yr-Yr%**	
Category	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin
Products	$ 21.8	34.7%	$ 24.2	39.8%	(9.9%)	(12.8%)
Materials	$ 27.6	74.3%	$ 30.2	74.7%	(8.7%)	(0.5%)
Services	$ 29.6	48.7%	$ 21.1	45.3%	40.5%	7.5%
Total	$ 79.0	49.1%	$ 75.5	51.1%	4.7%	(3.9%)

- Adverse mix and rate within printers and materials pressured GPM
- Services GPM expanded on improved mix and operational efficiencies
- Overall GPM expanded 120 basis points sequentially

OPERATING EXPENSES

$ in millions

First Quarter						
	GAAP Operating Expenses			Non-GAAP Operating Expenses		
Category	Q1 2015	Q1 2014	YOY Change Favorable/ (Unfavorable)	Q1 2015	Q1 2014	YOY Change Favorable/ (Unfavorable)
R&D	$ 22.2	$ 17.2	(28.9%)	$ 22.2	$ 17.2	(28.9%)
% of Revenue	13.8%	11.7%		13.8%	11.7%	
SG&A	$ 74.3	$ 48.7	(52.5%)	$ 46.3	$ 31.3	(47.7%)
% of Revenue	46.2%	33.0%		28.8%	21.2%	
Total Operating Expenses	$ 96.5	$ 66.0	(46.3%)	$ 68.5	$ 48.6	(41.1%)
% of Revenue	60.0%	44.6%		42.6%	32.9%	

- SG&A increased primarily from compensation and acquisitions
- R&D increased from acquisitions and expanded activities
- Cash operating expenses increased 44% compared to Q1 2014 and 10% sequentially

WORKING CAPITAL

$ in millions

	March 2015	December 2014
Cash	$ 199.9	$ 284.9
Accounts Receivable	$ 153.1	$ 168.4
Inventory	$ 114.6	$ 96.6
Accounts Payable	$ 58.7	$ 64.4
Working Capital	$ 348.2	$ 432.2

Uses of Cash


Operations
CapEx
Acquisitions & Ventures

- Used $0.9 million of cash in operations during the first quarter of 2015
- Paid $78 million of cash for the acquisition of Cimatron
- Backlog decreased 19% to $38 million

WITHDRAWING 2015 GUIDANCE

Given marketplace uncertainties, we believe it is prudent at this time to withdraw the company's previously issued annual guidance

We continue to rigorously assess the macroeconomic environment, and plan to provide an update regarding guidance when we have more clarity that sector conditions have stabilized

During this period, we are focusing on what we can control: refining our cost structure and strengthening our execution

BUSINESS UPDATE & OUTLOOK

Avi Reichental
President & CEO



MANUFACTURING*THE*FUTURE

BUSINESS HIGHLIGHTS







Cimatron

Strengthens our 3D digital fabrication software products and services portfolio and multiplexes channel access.

Easyway China

Provides a strong platform to scale our coverage in China and expand our cloud manufacturing services.

High-Speed Printer

Installed continuous high-speed printer in Wilsonville. Working with leading users to qualify manufacturing applications.

STRENGTHENING SALES COVERAGE & PRODUCTIVITY

Implementing a series of initiatives to strengthen our channel partners and improve overall productivity and coverage

- Introducing a tiered performance-based structure to better incentivize and reward valuable channel partners
- Deepening CRM integration to improve customer intimacy and efficiency across every step of the customer experience
- Creating a state-of-the-art training facility in Rock Hill, SC
- Building a world class service center to enhance responsiveness and coverage

INTEGRATION, PRODUCTIVITY & EFFICIENCY


Infrastructure with ample capacity to support future growth
Operational synergies across all our products and regions
Integrated global supply chain
Robust quality processes and world-class service network
Vertical alignment of business practices
Sustainable and scalable company with greater value

OUTLOOK

While current conditions may indicate an industry-level pause, we believe that it is not unusual in emerging tech to encounter periodic episodes of equilibrium followed by continued upward growth.

We continue to closely monitor conditions and are encouraged to see certain OEM's resuming purchasing activities that they deferred during the first quarter.

We have allocated the vast majority of our M&A spending in high growth sectors within professional products and services, including healthcare and software, and are pleased with the early returns.

We are focusing on specific operational efficiencies that are designed to deliver greater earnings power as our industry resumes its growth trajectory.

While the current economic climate interfered with our planned cadence for 2015, we believe that the fundamentals of our business and the strength of our portfolio are intact.

We remain optimistic about the market opportunities ahead and are using this period to accelerate our planned productivity and efficiency measures without impairing future growth.

Q&A SESSION

Out of respect for other conference call participants, please ask one question and then return to the queue to ask additional questions

Please direct all questions through the teleconference portion of this call

To ask questions:

- **U.S.: 1-877-407-8291**
- **International: 1-201-689-8345**

3DSYSTEMS

THANK YOU



MANUFACTURING*THE*FUTURE

WWW.3DSYSTEMS.COM| NYSE:DDD